UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2006

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

(a) Amendments to Prudential Financial, Inc. Executive Change of Control Severance Program. At the 2006 Annual Meeting of Shareholders of Prudential Financial, Inc. (the “Company”), a shareholder proposed resolution recommending that the Board of Directors of the Company seek shareholder approval of severance or change in control payments to senior executives that exceed a threshold amount of 2.99 times base salary plus bonus was approved by a majority of the votes cast. Subsequent to the Annual Meeting of Shareholders, the Compensation Committee of the Board of Directors conducted a review of the Company’s change of control program for senior executives. At meetings held on October 10, 2006, the Compensation Committee and the Corporate Governance and Business Ethics Committee of the Board of Directors recommended, and the Board of Directors approved, the amendment and restatement of the Prudential Financial, Inc. Executive Change of Control Severance Program to:

(1)	Reduce the severance multiple for Tier 1 executives (currently 12 senior executives, including the Chairman and Chief Executive Officer) from three to two times annual salary and bonus.

(2)	Subject the entire amount of the payment for Tier 1 executives to the execution of a non-competition agreement by the executive. Currently, the execution of a non-competition agreement is required to increase the payment from two times salary and bonus to three times salary and bonus.

(3)	Revise the definition of bonus from the higher of the last bonus or the average of the three prior years’ bonuses to the average of the three prior years’ bonuses.

(4)	Delete the excise tax gross-up provision for all participants.

These changes will generally reduce program benefits for affected participants. Under the terms of the Prudential Financial, Inc. Executive Change of Control Severance Program, these changes will become effective one year from the date participants are given written notice thereof. The Company intends to notify participants of these changes promptly.

A copy of the amended and restated Prudential Financial, Inc. Executive Change of Control Severance Program is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(b) Adoption of Prudential Financial Executive Officer Severance Policy. At meetings held on October 10, 2006, the Compensation Committee and the Corporate Governance and Business Ethics Committee of the Board of Directors recommended, and the Board of Directors approved, a Prudential Financial Executive Officer Severance Policy, which generally provides that the Company will not enter into any severance or change in control agreements with any of its executive officers that provide for benefits that exceed 2.99 times the sum of the officer’s base salary and most recently earned cash bonus without shareholder approval or ratification. For purposes of this policy, benefits do not include (a) the value or accelerated vesting of previously-granted equity-based awards in accordance with the terms of a shareholder approved plan; (b) previously-earned retirement benefits; or (c) other amounts previously earned or accrued under any of the Company’s compensation or benefit plans. This policy will not apply to payments under the Prudential Financial, Inc. Executive Change of Control Severance Program until the changes to that Program described above become effective.

A copy of the Prudential Financial Executive Officer Severance Policy is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

(c) Amendments to Prudential Financial, Inc. Omnibus Incentive Plan. At meetings held on October 10, 2006, the Compensation Committee of the Board of Directors recommended, and the Board of Directors approved, the amendment and restatement of the Prudential Financial, Inc. Omnibus Incentive Plan (the “Omnibus Incentive Plan”) to, among other things, amend the defined term “Approved Retirement” in Section 2.1 of the Omnibus Incentive Plan and amend the Omnibus Incentive Plan for purposes of complying with section 409A of the Internal Revenue Code of 1986, as amended. In addition, the Compensation Committee of the Board of Directors recommended, and the Board of Directors approved, the ratification of the use of the amended definition of “Approved Retirement” in prior stock option grants and other awards under the Omnibus Incentive Plan.

A copy of the amended and restated Prudential Financial, Inc. Omnibus Incentive Plan is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Prudential Financial, Inc. Executive Change of Control Severance Program (amended and restated effective October 10, 2006).

10.2	Prudential Financial Executive Officer Severance Policy (adopted October 10, 2006).

10.3	Prudential Financial, Inc. Omnibus Incentive Plan (amended and restated effective October 10, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2006

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris
Name:	Brian J. Morris
Title:	Assistant Secretary

Exhibit Index

Exhibit No.	Description
10.1	Prudential Financial, Inc. Executive Change of Control Severance Program (amended and restated effective October 10, 2006).

10.2	Prudential Financial Executive Officer Severance Policy (adopted October 10, 2006).

10.3	Prudential Financial, Inc. Omnibus Incentive Plan (amended and restated effective October 10, 2006).